Exhibit 10.21

Notice of Grant of Stock Option	Valero Energy Corporation
and Option Agreement	ID: 74-1828067
P. O. Box 696000
San Antonio, TX 78269-6000

«First_Name» «Middle_Name» «Last_Name»	Option Number:	«NUM»
	Plan:	«PLAN_NAME»
	ID:	«SSN»

Effective «Option_Date», you have been granted a «Long_Type» to buy «Shares_Granted» shares of the common stock of Valero Energy Corporation (the “Company”) at «Option_Price» per share.

The total Option price of the shares granted is «Total_Option_Price».

Your Options will vest on the dates shown below.

Shares        Grant Date        Vest Type        Full Vest    Expiration
«Shares_Period_1»    «Option_Date»    «Vest_Type_Period_1»    «Vest_Date_Period_1»    «Expiration_Date_Period_1»
«Shares_Period_2»    «Option_Date»    «Vest_Type_Period_2»    «Vest_Date_Period_2»    «Expiration_Date_Period_2»
«Shares_Period_3»    «Option_Date»    «Vest_Type_Period_3»    «Vest_Date_Period_3»    «Expiration_Date_Period_3»

By your signature and the Company's signature below, you and the Company agree that the Option referenced above is granted under and governed by the terms and conditions of the Company's 2011 Omnibus Stock Incentive Plan (as may be amended) and the Option Agreement attached hereto, all of which are made a part of this agreement.

VALERO ENERGY CORPORATION

By:
R Michael Crownover	Date
Senior Vice President - Human Resources

«First_Name» «Middle_Name» «Last_Name»	Date
Employee

OPTION AGREEMENT
Valero Energy Corporation 2011 Omnibus Stock Incentive Plan

This Option Agreement (this “Agreement”) is entered into between Valero Energy Corporation, a Delaware corporation (“Valero”), and Employee pursuant to the terms of the Valero Energy Corporation 2011 Omnibus Stock Incentive Plan (as may be amended, the “Plan”). As used herein, Employee means «First_Name» «Middle_Name» «Last_Name». Capitalized terms used in this Agreement and the attached Form A but not otherwise defined in this Agreement have the meanings set forth in the Plan.

1.    Grant of Option. Valero grants to Employee the option (the “Option”) to purchase up to «Shares_Granted» shares of common stock of Valero, $.01 par value per share (“Shares”), in accordance with the terms of this Agreement and the Plan. The Shares, when issued to Employee upon the exercise of the Option, will be fully paid and non-assessable.

2.    Purchase Price. The purchase price of the Shares will be «Option_Price» per Share.

3.    Exercise of Option. The period during which the Option is in effect (the “Option Period”) will commence on «Option_Date». The Option Period will terminate on «Expiration_Date_Period_1». No portion of the Option may be exercised prior to «Vest_Date_Period_1». Subject to the provisions of the Plan relating to suspension or termination from the Plan, the Option will be available for exercise in the following increments: «Shares_Period_1» shares on «Vest_Date_Period_1»; «Shares_Period_2» shares on «Vest_Date_Period_2»; and «Shares_Period_3» shares on «Vest_Date_Period_3».

The Option must be exercised in accordance with procedures established by Valero and pursuant to one of the methods for exercise set forth in the Exercise Notice. Payment for the Shares will be made at Valero's San Antonio offices.

If any law or regulation requires Valero to take any action with respect to the Shares specified in the Exercise Notice, then the date of delivery of the Shares against payment will be extended for the period necessary to take such action. In the event of any failure by Employee to pay for the number of Shares specified in the Exercise Notice on the Exercise Date, the exercise of the Option with respect to such number of Shares will be treated as if it had never been made.

4.    Plan Incorporated by Reference. The Plan is incorporated herein, and by this reference, is made a part hereof for all purposes.

5.    Limitation of Rights of Employee. Employee will have no rights with respect to any Shares not expressly conferred by the Plan or this Agreement.

6.    No Assignment.    This Agreement and the Option granted hereunder are of a personal nature and Employee's rights with respect hereto and thereto may not be sold, mortgaged, pledged, assigned, transferred, conveyed or disposed of in any manner by Employee and may not be exercised by any person, other than Employee, except as expressly permitted under the Plan. Any such attempted sale, mortgage, pledge, assignment, transfer, conveyance, disposition or exercise will be void, and Valero will not be bound thereby.

7.    Successors. This Agreement is binding upon any successors of Valero and the heirs, successors and legal representatives of Employee.

8.    Direct Registration. Employee agrees that in lieu of stock certificates, any Shares issuable in connection with the exercise of the Option may be issued in uncertificated form pursuant to the Direct Registration System (“DRS”) of Valero's stock transfer agent.